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                                                              PRELIMINARY COPIES
                                     PROXY

                       PREFERRED EMPLOYERS HOLDINGS, INC.
                            10800 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33161

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER       , 1998.

    The undersigned does hereby appoint Mel Harris and William R. Dresback, and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of Common Stock of Preferred Employers Holdings, Inc. (the "Company") held of
record by the undersigned on August   , 1998 (the "Record Date") in connection
with the proposals presented at the Company's Annual Meeting of Stockholders to
be held on September   , 1998 at the offices of the Company, 10800 Biscayne
Boulevard, Miami, Florida 33161 at 10:00 a.m. Eastern Standard Time, or any adjournment or postponement thereof, all as more fully described in the attached
Notice of Annual Meeting of Stockholders and Proxy Statement dated August   ,
1998, hereby revoking all proxies heretofore given with respect to such shares.

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 1. ELECTION OF DIRECTORS:  FOR all nominees listed below / /                 WITHHOLD AUTHORITY / /
                            (EXCEPT AS MARKED TO THE                          TO VOTE FOR ALL NOMINEES
                            CONTRARY BELOW)                                   LISTED BELOW

  (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
                                                             BELOW.)

                             JACK D. BURSTEIN    MEL HARRIS    STUART J. GORDON    MAXWELL M. RABB

 2.  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND
    PREFERRED STOCK.

                                    FOR / /             AGAINST / /             ABSTAIN / /
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 3.  PROPOSAL TO AMEND THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO
    ISSUANCE THEREUNDER.

                                    FOR / /             AGAINST / /             ABSTAIN / /

 4.  PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING
    DECEMBER 31, 1998.

                                    FOR / /             AGAINST / /             ABSTAIN / /

 5.  In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual
    Meeting.
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    The undersigned hereby revokes any proxy heretofore given with respect to such shares. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR PROPOSALS 2, 3 AND 4 AND FOR THE ELECTION OF ALL
DIRECTOR NOMINEES. The undersigned hereby acknowledges receipt of the Company's
Notice of Annual Meeting of Stockholders to be held on September   , 1998, the
Company's Proxy Statement dated August   , 1998 (and the accompanying proxy),
and the Company's 1997 Annual Report to Stockholders.

Dated:         , 1998

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                                                     (Signature)

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                                       (Additional signature, if held jointly)

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                                                (Title, if applicable)

    Please date and sign exactly as your name appears hereon. If your shares are held as joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian or in any similar capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving title. If a partnership, please sign in partnership name by an authorized person.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.